EXHIBIT 10.2

                          FORM OF FRANCHISE AGREEMENT



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                                [GRAPHIC OMITTED]



                            V2K WINDOW FASHIONS, INC.

                               FRANCHISE AGREEMENT


























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                                TABLE OF CONTENTS

ITEM                                                                        PAGE

1.      APPOINTMENT............................................................1
1.1.       Grant of Franchise..................................................1
1.2.       Description of Franchise and System.................................1
1.3.       Area of Primary Responsibility......................................2
2.      TERM AND RENEWAL.......................................................3
2.1.       Initial Term........................................................3
2.2.       Renewals............................................................3
3.      V2K'S OBLIGATIONS......................................................4
3.1.       Training and General Assistance.....................................4
3.2.       Location and Scheduling Training....................................6
3.3.       V2K'S Operations Assistance.........................................6
4.      FEES...................................................................7
5.      FRANCHISEE'S OBLIGATIONS..............................................10
5.1.       Franchisee Organization and Operations.............................10
5.2.       Promotion..........................................................11
5.3.       Use, Display and Ownership of the Proprietary Marks................12
5.4.       Approval of Advertising; Advertising Cooperatives;
           Participation in Promotions........................................14
5.5.       Approved Products and Services.....................................15
5.6.       Business Equipment and Supplies....................................15
5.7.       Goodwill...........................................................15
5.8.       Warranties, Customer Relations and Refund Policies.................16
5.9.       Publicity..........................................................16
5.10.      Training and Certification.........................................16
5.11.      Restriction On Goods/primary Suppliers/other Business..............16
5.12.      Minimum Performance Standards......................................17
5.13.      Insurance..........................................................17
5.14.      Telephone Service..................................................18
5.15.      Compliance With Laws; Licenses.....................................18
5.16.      Minimum Working Capital............................................18
5.17.      Enhancements Developed by Franchisee...............................18
6.      FRANCHISEE TO OPERATE BUSINESS IN ACCORDANCE WITH MANUALS,
           POLICIES AND PROCEDURES............................................18
6.1.       Manuals............................................................18
6.2.       Policy and Procedures..............................................19
7.      COVENANTS.............................................................20
7.1.       Proprietary Material...............................................20
7.2.       Covenants of Operation and Non-competition.........................21
8.      ACCOUNTING AND RECORDS................................................22
8.1.       Maintain Records Six Years.........................................22
8.2.       Submission of Records and Information by Franchisee................22
8.3.       Franchisee Financial Reports.......................................22
8.4.       Franchisee to Submit Other Records.................................22
8.5.       V2K'S Right to Examine and Audit...................................22
8.6.       Electronic Bookkeeping/payment System..............................22
9.      TRANSFERABILITY OF INTEREST...........................................23
9.1.       Transfer by V2K....................................................23
9.2.       Transfer by Franchisee.............................................23


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9.3.       Transfer to a Franchise Entity.....................................24
9.4.       Transfer Upon Death or Substantial Incapacity......................24
9.5.       Non-waiver of Claims...............................................24
9.6.       Relocation.........................................................24
10.     DEFAULT AND TERMINATION...............................................24
10.1.      Termination by V2k Prior to Completion of Training.................24
10.2.      Automatic Termination..............................................24
10.3.      Termination Without Right to Cure..................................25
10.4.      Franchisee's Right to Cure.........................................26
10.5.      Modification by Law................................................26
10.6.      Voluntary Termination by Franchisee................................26
10.7.      Order Processing and Shipments.....................................26
11.     FRANCHISEE'S OBLIGATIONS UPON TERMINATION.............................26
11.1.      Upon Termination or Expiration.....................................26
11.2.      V2K'S Right of First Refusal.......................................27
12.     TAXES, PERMITS AND INDEBTEDNESS.......................................28
12.1.      Franchisee Shall Pay Promptly......................................28
12.2.      Franchisee Shall Comply With All Laws..............................28
12.3.      Notification To V2K................................................28
13.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION............................28
13.1.      Independent Contractor.............................................28
13.2.      Franchisee to Hold Itself Out as Independent Contractor............28
13.3.      Franchisee Not Authorized to Contract On Behalf of Franchisor......28
13.4.      Franchisee Indemnifies Franchisor..................................28
14.     NO WARRANTIES, GUARANTIES OR WAIVERS..................................29
14.1.      V2K Makes No Warranties or Guaranties..............................29
14.2.      No Waiver..........................................................29
15.     NOTICES...............................................................29
16.     ENTIRE AGREEMENT......................................................29
17.     SEVERABILITY AND CONSTRUCTION.........................................30
17.1.      Each Portion Severable.............................................30
17.2.      Rights Limited to Parties..........................................30
17.3.      Franchisee Bound by Maximum Duty...................................30
17.4.      Captions Solely for Convenience....................................30
17.5.      References.........................................................30
17.6.      Duplicate Originals................................................30
17.7.      Successors and Assigns.............................................30
18.     LEGAL MATTERS.........................................................30
18.1.      Governing Law......................................................30
18.2.      Venue; Submission to Court, Limitation of Damages..................31
18.3.      Costs and Attorneys' Fees..........................................31
18.4.      Injunctive Relief..................................................31
19.     ARBITRATION...........................................................31
20.     CAVEAT................................................................32
21.     SUBMISSION OF AGREEMENT...............................................32
22.     CROSS DEFAULT, CROSS TERMINATION......................................32
22.1.      Cross Default......................................................32
22.2.      Cross Termination..................................................33
23.     ACKNOWLEDGEMENTS......................................................33


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Riders to Franchise Agreement for Certain States (if applicable)

Appendix A -  Receipt and Understanding for Franchise and Fee
Exhibit 1 - Franchise Area of Primary Responsibility and Franchise Fee
Exhibit 2 - Guaranty and Assumption of Obligations
Exhibit 3 - Addendum to Franchise Agreement - Software License Agreement




























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                            V2K WINDOW FASHIONS, INC.
                               FRANCHISE AGREEMENT

         THIS FRANCHISE AGREEMENT ("AGREEMENT") is made and entered into this ___ day of _____________, 20___ between V2K WINDOW FASHIONS, INC., a Colorado corporation, located at 1127 Auraria Parkway, Suite 204, Denver, Colorado 80204 ("V2K"); and ______________________________________, a _______________ located at ________________________________________________________ ("FRANCHISEE").

                                    RECITALS

         A. V2K, as the result of the expenditure of time, skill, effort and money, has accumulated extensive knowledge of the retail custom window treatment business and has developed and owns a unique system relating to the establishment, development and operation of a custom window treatment business as is described herein and contained in the proprietary materials. The proprietary materials and other information constitute trade secrets of V2K. All of the knowledge, experience, processes, methods, specifications, techniques, intellectual property, software, and information of V2K available for use in the operation of the business subject to this Agreement are referred to in this Agreement as the "SYSTEM."

         B. V2K is the owner of the title and interest in the trade name, trademark and service mark "V2K," and other trade names, trademarks, service marks, logos, and commercial symbols (collectively the "PROPRIETARY MARKS") and these items are part of the SYSTEM.

         C. V2K grants franchises to qualified persons to be operated under the SYSTEM, as well as the right to receive the training; the hardware package; certain training, procedures, and operating manuals; fabric samples; hand product sample binders; and other assistance.

         D. Franchisee understands and acknowledges the importance of V2K's high and uniform standards of quality and service and the necessity of operating the business franchised hereunder in conformity with V2K's standards and specifications at all times.

                                    AGREEMENT

1.       APPOINTMENT

         1.1 GRANT OF FRANCHISE. V2K grants to Franchisee, under the terms and conditions of this Agreement, the right and franchise to operate a V2K franchise (the "FRANCHISE"), within the Franchisee's Area of Primary Responsibility (as defined below), and to use solely in connection therewith the SYSTEM, as it may be changed, improved and further developed from time to time. V2K will not grant more than one franchise for every 30,000 households located in a designated market, as determined by the most current U.S. Census estimate or other source adopted by V2K.

         1.2 DESCRIPTION OF FRANCHISE AND SYSTEM. The Franchise consists of the integration of several unique components that are only available to qualified persons and which together constitute the SYSTEM. Under the Franchise, Franchisee is granted the right to engage in the retail sale and installation of custom window treatments using the franchise version of the copyrighted V2K Window FashionsTM Computer System. V2K has the right to require Franchisee to implement new systems and software at Franchisee's expense; however, Franchisee will be provided with updates to V2K's proprietary software (if any) at no charge to




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Franchisee by V2K. V2K may in the future expand the SYSTEM to include other home and business furnishings, but is not obligated to do so.

         1.3      AREA OF PRIMARY RESPONSIBILITY.

         a. DESIGNATION OF INITIAL AREA OF PRIMARY RESPONSIBILITY. Franchise's Area of Primary Responsibility (the "AREA OF PRIMARY RESPONSIBILITY" or "AREA") shall be designated by Zip Code(s), to the extent Zip Codes are the most practical means of determining boundaries, or other criteria as determined solely by V2K. The criteria used for determining the boundaries of the Area of Primary Responsibility may include: the size of the population base; the number of households; the density of the population base; the growth and development trends of the population base; the affluence of the population base; and/or major and restricting topographical features which clearly define a contiguous area, such as rivers, mountains, major freeways, and underdeveloped land areas. As a result of these considerations, Areas of Primary Responsibility may vary in size. Franchisee's Area of Primary Responsibility granted by V2K under the terms of this Agreement includes a minimum of thirty thousand (30,000) households; unless Franchisee qualifies for, and pays, the Small Market Franchise Fee, as may be specified in SECTION 4 below, in which case Franchisee's Area of Primary Responsibility will contain a minimum of 12,000 households. Franchisee's Area of Primary Responsibility is set forth in EXHIBIT 1, attached to this Agreement and incorporated herein by reference. If Franchisee's Area is designated by Zip Code(s), and the U.S. Postal Service changes the Zip Code(s) by altering the border(s) or adding, deleting, or splitting the Zip Code(s), V2K will alter Franchisee's Area of Primary Responsibility, in V2K's sole determination, with a view toward maintaining the population as close to the original size(s) as reasonably possible in the Areas of all the franchisees impacted by the change. Franchisee's retention of its Area of Primary Responsibility is conditional upon Franchisee paying at least the Minimum Royalty Fee listed below. If Franchisee fails to pay at least the Minimum Royalty Fee, or is otherwise not in full compliance with this Agreement, V2K may grant others the right to, or itself, engage in Actively Promoting (see SECTION 1.3.C below) in the Area of Primary Responsibility similar products under the same Marks as Franchisee sells; or V2K may establish company-owned businesses or grant others the right to operate businesses in the Area of Primary responsibility that sell similar goods as Franchisee under the Proprietary Marks.

         b. SIZE OF FRANCHISEE'S AREA OF PRIMARY RESPONSIBILITY. Franchisee acknowledges that at the time of execution of this Agreement, and pursuant to its own independent investigation, Franchisee agrees and accepts the Area of Primary Responsibility.

         c. ACTIVE PROMOTION. The Area of Primary Responsibility is assigned as an exclusive active promotion area, including lead development. Franchisee's sales are not limited to its Area of Primary Responsibility (subject to applicable laws). However, Franchisee is strictly prohibited from Actively Promoting its franchise business outside of its Area of Primary Responsibility without the written permission of V2K. "ACTIVELY PROMOTING" means all forms of advertising and promotion for new customers that can reasonably be restricted to a Zip Code, including, but not limited to, direct mailings, door leaflets, telephone solicitation, local newspapers, and localized signs. Among the purposes of this restriction are the following: (a) to insure that Franchisee will promote the V2K business within his Area of Primary Responsibility; and (b) to prevent confusion in the market place among V2K franchisees soliciting the same customers and advertising in the same markets. V2K and other franchisees of V2K are subject to restrictions on Actively Promoting their businesses in Franchisee's Area of Primary Responsibility. However, except as expressly provided in this provision, Franchisee does not receive an exclusive or protected territory. Either V2K or another franchisee of V2K may engage


                            FRANCHISE AGREEMENT - 2
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in all other types of advertising,  promotion and sales activity in Franchisee's
Area of Primary Responsibility.

         d. OPTION TO PURCHASE ADDITIONAL TERRITORY. Provided Franchisee is not in default under this Agreement any time during the term of the Franchise, Franchisee shall have an option to purchase one or more additional Areas of Primary Responsibility ("ADDITIONAL AREAS") subject to the terms in effect at the time of Franchisee's election to do so, and subject to the approval of V2K and the availability of Additional Areas. Additional Areas may have more or less than 30,000 households. The fee for each Additional Area is based on the number of households in the Additional Area, and will be the then-current fee, which will be less than the then-current Franchise Fee. Under this provision, Franchisee does not receive any rights other than the right to Actively Promote its Franchise in the Additional Area. The parties will execute an addendum to the Franchise Agreement for each Additional Area, in the form of addendum in the V2K Franchise Offering Circular provided by V2K to Franchisee.

         2.       TERM AND RENEWAL

         2.1 INITIAL TERM. Except as otherwise provided in this Agreement, the term of this Agreement and of the Franchise shall commence on the date of this Agreement and shall expire ten (10) years thereafter, unless terminated before expiration pursuant to the terms and conditions hereof.

         2.2 RENEWALS. Franchisee may renew the Franchise, subject to the terms and conditions below, for two additional consecutive periods of five (5) years each (the "RENEWALS"). Upon any Renewal, Franchisee shall execute V2K's then-current form of Franchise Agreement for the five-year Renewal term (the "SUPERSEDING AGREEMENT"), which shall supersede in all respects the Agreement in effect just prior to a Renewal (the "PREVIOUS AGREEMENT") and Franchisee shall comply with any additional requirements set forth therein. In no event, however, will there be another franchise fee charged upon any Renewal hereunder. The terms and conditions of the Superseding Agreement may differ from the terms and conditions of the Previous Agreement including, without limitation, a higher percentage royalty or advertising fee.

         a.       ELIGIBILITY.   To  be  eligible  for  any  Renewal   hereunder
Franchisee shall:

                  i. Not be in default under the Previous Agreement or any other agreement between Franchisee and V2K.

                  ii. Pay all outstanding amounts owed by Franchisee to V2K as of the date of renewal.

         b. EXERCISE RENEWAL. To exercise a Renewal hereunder, Franchisee shall do all of the following:

                  i. Give V2K written notice of such election to renew not less than six (6) months nor more than twelve (12) months prior to the expiration of the then-current term of the Previous Agreement.

                  ii. Permit V2K to inspect the Franchisee business and records at least five (5) months prior to the expiration of the then-current term of the Previous Agreement, and V2K may require, as a condition precedent to its approval of any Renewal, that Franchisee complete,



                            FRANCHISE AGREEMENT - 3
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no later than six (6) days prior to expiration of the previous  Agreement,  such modification and improvement of the Franchise as V2K requires.

                  iii. Except where prohibited by law, execute and deliver to V2K, no later than fifteen (15) days prior to the effective date of any term of renewal, a general release in form satisfactory to V2K that releases any and all claims against V2K arising prior to such renewal date.

3.       V2K'S OBLIGATIONS

         3.1 TRAINING AND GENERAL ASSISTANCE. The ultimate form, content and extent of the training, programs, and other general assistance provided by V2K shall be determined by V2K, but shall include the following:

         a. MANUALS. Beginning when Franchisee commences its mandatory Basic Training (as defined below), V2K will lend Franchisee a Policy & Procedure Manual, an Electronic Marketing Kit and Training Manual (collectively referred to below as the "MANUALS") during the term of this Agreement, and provide sales and training aids to Franchisee as deemed advisable by V2K from time to time. V2K shall provide, from time to time, updated information and revisions to the Manuals as new and improved methods, systems, and procedures are adopted. The Manuals are incorporated into this Agreement by this reference. Manuals and sales and training aids may, at V2K's discretion, be provided to Franchisee in electronic form.

         b. MANDATORY BASIC TRAINING. Within sixty (60) days of the execution of this Agreement by Franchisee, V2K will provide mandatory Basic Training to up to two individuals selected by Franchisee relating to the SYSTEM ("BASIC TRAINING"). All Basic Training shall be provided at locations to be determined by V2K. Basic Training is available to up to two individuals selected by Franchisee with no training fee assessed by V2K. V2K shall reimburse Franchisee for airfare (up to $500) for one person to attend Basic Training, and reimburse Franchisee for lodging expenses (but not the cost of meals) incurred by one person attending the Basic Training. V2K shall also provide Basic Training for one additional person for no training fee (if desired by Franchisee), but Franchisee shall be responsible for the travel and living expenses (including lodging and meals) for that person (see the "Fees" Section below for the training fee for each additional person who attends Basic Training). Upon a person successfully completing Basic Training, in V2K's sole determination, that person will be deemed certified ("CERTIFIED") by V2K. V2K reserves the right to establish additional mandatory training, as provided for below. Each person who has not signed this Agreement in his or her individual capacity must execute a confidentiality and non-competition agreement in a form supplied by V2K before attending any training provided under this Agreement.

         c. AVAILABLE OPTIONAL TRAINING. V2K may, but is not obligated to, make available to Franchisee continuing training on an optional basis. Continuing training may provide Franchisee with education related to software modifications, product knowledge, home decor design, sales and marketing, and business management. For continuing training, Franchise will be charged a fee to cover the costs of the trainer, instruction materials and manuals, training room and on-site meals and/or refreshments to be determined by V2K. Franchisee shall pay for all travel and living (including meals and lodging) expenses incurred in attending training. This training shall be conducted by experienced, qualified instructors chosen by V2K.

         d. MANDATORY MEETINGS AND ADDITIONAL MANDATORY TRAINING. V2K may, but is not required to, conduct mandatory meetings and/or additional mandatory training programs of



                            FRANCHISE AGREEMENT - 4
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franchisees.  No  more  than  one  meeting/training  program  per  year  will be scheduled by V2K. No attendance fee shall be required, but Franchisee will be required to attend, and Franchisee will be responsible for paying its travel and living (including meals and lodging) expenses incurred in attending the meeting/training program. These meetings/training programs shall be held in the region where franchisee is located. If Franchisee fails to attend a mandatory meeting that is designated by V2K as an annual meeting, V2K may, at V2K's sole determination, require Franchisee to pay a $500 missed annual meeting fee, which fee will be due within 30 days of notice by V2K to Franchisee.

         e. SOFTWARE. During the term of this Agreement, V2K shall, at no cost to Franchisee, license to Franchisee the Franchise Version of proprietary software of V2K or its affiliate, including all updates and enhancements created during the term of this Agreement (if any). The software may be provided to Franchisee in the form of CD-ROMs or other media, or V2K may provide Franchisee with access to the software via the Internet or an Intranet. During the term of this Agreement, V2K or its affiliate will use reasonable efforts to maintain in working order the Franchise Version of proprietary software of V2K of its affiliate that is provided to, or accessible by, Franchisee. Franchisee and its officers, directors, members, managers, partners and employees (as applicable) will be bound by the terms of the Software License Agreement attached to this Agreement as EXHIBIT 3, and incorporated by this reference.

         f. EQUIPMENT AND SUPPLIES. Upon Franchisee's satisfactory completion of V2K's Basic Training, and as part of the consideration for the Franchise Fee (as defined below), V2K shall provide to Franchisee one laptop computer, portable printer, and carrying case; product samples (subject to availability); and an initial supply of printed marketing materials, including business cards, stationery, envelopers, promotional brochures and business forms. The computer hardware may either be used or new at the option of V2K. Additional supplies of these items shall be obtained at Franchisee's expense. All printed materials must be obtained from V2K or an approved supplier.

         g. ADVERTISING ASSISTANCE. V2K will provide Franchisee with advertising assistance, planning and programs for promotional pieces, including seasonal and special promotions, layouts for newspapers and recommendations for their use. Franchisee shall pay V2K for materials and media actually used by Franchisee. The cost of these materials and media is not included in the Regional/National/Local Advertising Fund fees described below.

         h. OPENING VENDOR ACCOUNTS. V2K may, at V2K's option, open accounts on Franchisee's behalf with Franchisee's approved suppliers. In all cases, however, Franchisee shall be solely responsible for payment to V2K or the supplier (as directed by V2K) of all its accounts. If V2K opens accounts on Franchisee's behalf, V2K may bill Franchisee for V2K's expenses in administering these accounts, in addition to the actual cost charged by the supplier. If V2K directs Franchisee to make its supplier purchases from V2K, all payments by Franchisee shall be in compliance with the Policy & Procedure Manual (see also
SECTION 4.O, below). Franchisee may only purchase supplies, products, and materials from suppliers approved by V2K.

         i. MARKS, VIDEOS AND MANUALS. During the term of this Agreement, V2K will loan to Franchisee, or give Franchisee access to, copyrighted videos and the Manuals (in printed or electronic form) for the enhancement and operation of the franchise.

         j. DISCLAIMER. V2K shall make reasonable efforts in providing approvals, advice, products, and services to Franchisee but shall not, by virtue of any such approvals, advice or


                            FRANCHISE AGREEMENT - 5
services, be deemed to have made any warranty or guarantee thereof; and without limiting the generality of the forgoing statement, V2K specifically does not make any warranties concerning the computer hardware provided by V2K to Franchisee.

         3.2 LOCATION AND SCHEDULING TRAINING. The location and scheduling of the training shall be at the discretion of V2K.

         3.3      V2K'S OPERATIONS ASSISTANCE.

         a. ADVICE AND GUIDANCE. V2K may, but is not obligated to, from time to time advise or offer guidance to Franchisee relative to prices for the services and products and supplies offered for sale by the franchised business that in V2K's judgment constitute good business practice. Franchisee shall not be obligated to accept any such advice or guidance. Franchisee shall have the sole right to determine the prices to be charged from time to time by the franchised business, and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any service or supply offered for sale by the franchise business.

         b. SALES AND MARKETING ASSISTANCE. V2K will provide to Franchisee sales and marketing assistance as set forth in V2K's Electronic Marketing Kit. The kit also sets forth mandatory sales and marketing procedures for the commencement of Franchisee's operations.

         c. OPERATION PROBLEMS ASSISTANCE. V2K may, but is not obligated to, advise Franchisee of problems arising out of the operation of the franchise business as disclosed by reports submitted to V2K by Franchisee or by inspections conducted by V2K of the franchise. V2K may furnish Franchisee with such assistance in connection with the operation of the franchise as is reasonably determined to be necessary by V2K from time to time. Operations assistance may consist of advice and guidance with respect to any of the following:

                  i.       Proper   utilization   of  methods   and   procedures
developed for a V2K Franchise with respect to the sale of products.

                  ii. Making available and promoting additional supplies, materials, products and services authorized for V2K Franchises.

                  iii. The institution of proper administrative, supervisory and general operating procedures for the effective operation of V2K Franchises.

                  iv.      Advertising and promotional programs.

         d. MASTER FRANCHISEE FIELD REPRESENTATIVE. As V2K deems appropriate, any geographic region may be represented by a Master Franchisee, Area Developer, or other party not affiliated with V2K (the "REPRESENTATIVE"). V2K's Representative may make periodic visits to the Franchise premises for the purposes of consultation, assistance, and guidance of Franchisee in all aspects of the operation and management of the Franchise, may prepare written reports regarding such visits outlining any suggested changes or improvements in the operations of the Franchise and detailing any defaults in such operations that become evident as a result of any such visit, and/or perform other obligations of V2K under this Agreement. A copy of each such written report may be provided to both V2K and Franchisee.



                            FRANCHISE AGREEMENT - 6

         e. ADMINISTRATION OF NATIONAL/REGIONAL/LOCAL ADVERTISING FUND. V2K shall administer the National/Regional/Local Advertising Fund (the "ADVERTISING FUND") for purposes of marketing, advertising, creating promotional materials and campaigns to enhance the SYSTEM and general public recognition and acceptance thereof. V2K shall determine the cost, form of media, content, format, production, timing, location (including regional or local concentration and seasonal exposure) and all other matters relating to advertising, public relations and promotional campaigns. V2K is not obligated to spend money in the Advertising Fund in Franchisee's Area of Primary Responsibility, but all such advertising fees shall be spent to benefit V2K franchisees. Money in the
Advertising Fund may be used to promote the Proprietary Marks, goods and services sold by the franchises. Money in the Advertising Fund will not be used primarily to sell additional franchises, but advertisements may indicate that franchises are available, and may include a V2K phone number. V2K may, at V2K's option, charge the Advertising Fund an administration fee of up to 15% of the expenditures by the Advertising Fund for advertising production, media placement, and other expenses.

4.       FEES

         Franchisee shall pay to V2K the following fees:

         a. FRANCHISE FEE. A FRANCHISE FEE of $_______, which Franchise Fee ____ is, or _____ is not (check one), a Small Market Franchise Fee. This Agreement must be executed and the Franchise Fee paid a minimum of twenty (20) days before the commencement of the scheduled Basic Training.

         b. FEE DEEMED FULLY EARNED. The Franchise Fee is deemed fully earned when paid to V2K and is non-refundable except as provided herein. If Franchisee (or a representative of Franchisee) commences Basic Training, but Franchisee (or a representative of Franchisee) does not satisfactorily complete Basic Training, as solely determined by V2K, the Franchise Fee will be refunded less the expenses incurred by V2K (including the travel and living expenses for Franchisee to attend training and the cost of the computer hardware package) and Franchisee will keep the computer hardware package (i.e. the computer, portable printer and carrying case). In this situation, the sample package and all software manuals and proprietary materials must be returned to V2K.

         c.       ROYALTY FEE.

                  1.       Franchisee   must   pay  to   V2K  a   non-refundable
continuing ROYALTY FEE in the percentages listed below, based on Gross Sales in each Franchise Year (as defined below):

                  i.    Up to $200,000.00 of Gross Sales per Franchise Year - 8%

                  ii. $200,000.01 to $300,000.00 of Gross Sales per Franchise Year - 7%

                  iii.  $300,000.01 and more of Gross Sales per Franchise Year -
4%

                  2. Franchisee must, however, at least pay a minimum Royalty Fee of $2,500.00 in the first Franchise Year, $5,000.00 in the second Franchise Year, and $10,000.00 in each Franchise Year thereafter (including each Franchise Year during any Renewal period), subject to an increase as specified below (the "MINIMUM ROYALTY FEE"); except if Franchisee qualifies for, and pays, the Small Market Franchise Fee, the Minimum Royalty Fee is $1,250 in the first Franchise Year, $2,500 in the second Franchise Year, and $5,000 in each year



                            FRANCHISE AGREEMENT - 7
thereafter (including each Franchise Year during any Renewal period). If Franchisee has one or more Areas of Primary Responsibility under this Agreement that has/have a total of more than 60,000 households, the Minimum Royalty Fee will be increased proportionally for each household over 60,000. In addition, and in any case, the Minimum Royalty Fee, at V2K's option, may be adjusted by V2K once per year. The percentage increase (if any) may not exceed the U.S. Consumer Price Index (for U.S. City Average, All Items Index, All Urban Consumers) percentage increase for the prior 12-month period.

                  3. The first "FRANCHISE YEAR" commences the first day of the first full month following Franchisee's satisfactory completion of Basic Training or on any other date designated by V2K. Each subsequent one-year period is another Franchise Year.

                  4. The Royalty Fee shall be paid by Franchisee to V2K within 15 days after the date of an invoice from V2K for the preceding period, as provided in the Policy & Procedure Manual (but see SECTION 4.O, below). V2K may, at its discretion, require less frequent payment periods and/or to require electronic funds transfer at Franchisee's expense, as provided in SECTION 6.2.D below.

         d. GROSS SALES DEFINITION. "GROSS SALES" means all revenues from sales of all merchandise sold and services of any nature performed by the Franchise, less any applicable sales taxes, installation charges, and returns.

         e. NATIONAL/REGIONAL/LOCAL ADVERTISING FUND FEE. A non-refundable continuing ADVERTISING FUND FEE beginning at the opening of the Franchise business and continuing throughout the term of this Agreement in the amount of two percent (2%) of Franchisee's Gross Sales, payable to the Advertising Fund, or at V2K's direction, payable in whole or in part to a regional advertising cooperative formed by V2K. Franchisee must, however pay to V2K at least a minimum Advertising Fund Fee (the "MINIMUM ADVERTISING FUND FEE") of $50 per month during the first Franchise Year; $100 per month during the second Franchise Year; and $150 per month thereafter during the term of this Agreement (including all months in any Renewal period); except if Franchisee qualifies for, and pays, the Small Market Franchise Fee, the Minimum Advertising Fund Fee is $25 per month during the first Franchise Year, $50 per month during the second Franchise Year, and $75 per month thereafter during the term of this Agreement (including all months in any Renewal periods). The Advertising Fund and cooperatives (if any) will be administered by V2K and/or its contractors for the benefit of the SYSTEM. V2K reserves the right in any given year to increase the Advertising Fund Fees for all franchisees (subject to prior contractual restrictions on other franchisees). However, the Advertising Fund Fee may not exceed 5% of Gross Sales during the term of this Agreement; except that this provision does not apply in the case of the Minimum Advertising Fund Fee amounts, as stated above. The Advertising Fund Fee shall be paid every 30 days. No interest on unexpended advertising fees shall be imputed for the benefit of or payable to the franchisees. Fees collected by the Advertising Fund are kept in a separate account apart from V2K's operating funds, except for the administration fee payable by the Advertising Fund to V2K. Neither the Advertising Fund Fees, the Advertising Fund nor any matter related thereto shall in any way be construed as a "trust," "fiduciary relationship," or any other similar special arrangement, nor shall payment of the Advertising Fund Fee or any matter related thereto be construed to create the same. V2K may establish a toll-free telephone number for the benefit of the SYSTEM, and if established, the costs associated with the toll-free telephone system will be paid by the Advertising Fund. V2K may in the future establish the V2K National Support Services Network, under which qualified representatives will be able to respond to inquiries from



                            FRANCHISE AGREEMENT - 8
customers of V2K franchisees. The costs for these services may be recovered by V2K partially or wholly from the Advertising Fund.

         f. LOCAL ADVERTISING/MARKETING. Although Franchisee is not required to do so, V2K strongly recommends that once Franchisee's business is established, Franchisee spend at least 5% of its Gross Sales each month on advertising and marketing of its Franchise, which expenditures are subject to the approval and direction of V2K. Payments will be made by Franchisee directly to third parties who provide these goods and services to Franchisee.

         g. SHOW ROOM PARTICIPATION. Upon thirty (30) days written notice to Franchisee by V2K, a show room (for Franchisee to show the products and services provided by its Franchise) may be provided to Franchisee in designated metropolitan and regional areas. If the showroom is provided to Franchisee, Franchisee shall be liable for its proportional rental fee, not to exceed $150.00 per month.

         h. PHONE AND ELECTRONIC TRANSFER FEES. All telephone and electronic transfer fees between V2K and Franchisee shall be borne by Franchisee. If Franchisee's Area of Primary Responsibility is located in a central telephone service area, as designated by V2K, Franchisee shall pay its proportionate share of the expenses of maintaining the service (based on the total number of V2K franchisees located in the central telephone service area).

         i. TRAINING FEE FOR ADDITIONAL ATTENDEES OF BASIC TRAINING. If at any time during the term of this Agreement, Franchisee desires to send anyone to training, and V2K has provided Basic Training for two persons without a training fee (as provided for in SECTION 3.1.B above), the Basic Training fee for each person is $250.00.

         j. CONTINUING AND OPTIONAL TRAINING FEES. V2K shall charge a fee determined by V2K based on the training (if applicable) being provided for Franchisee representatives for continuing and additional training, as provided above. All travel and living expenses shall be borne by the Franchisee.

         k. TECHNOLOGY FEE. V2K may, upon at least 30 days advance written notice to Franchisee, assess a fee for Website and e-mail hosting by V2K, for future Web-based system integration, and for other technology related services (the "TECHNOLOGY FEE") of $75 per month, subject to an annual increase at V2K's sole determination, but not more than 10% per year. If assessed by V2K, the Technology Fee will be payable monthly as billed by V2K.

         l. INTEREST ON DELINQUENT PAYMENTS. All delinquent payments on any sums due V2K may bear interest at the lesser of 18% per annum or the maximum rate permitted by law.

         m. INSUFFICIENT FUNDS FEE. If any check Franchisee provides to V2K is returned to V2K by financial institution or other entity, or if V2K is unable to charge Franchisee's credit or debit card for the full amount of any payments owed to V2K (as specified in SECTION 6.2.D below), because of insufficient funds, the account having been closed, or otherwise, V2K may charge Franchisee a fee of the lesser of $20.00 or the highest amount permitted by applicable law. The payment amount and this fee are immediately due and payable. V2K may assess this fee for each occurrence of a returned check or its inability to charge franchisee's credit or debit card as described in this provision.

         n. NO ACCORD OR SATISFACTION. If Franchisee pays or V2K otherwise received a lesser amount than the full amount provided for under this Agreement for any payment due



                            FRANCHISE AGREEMENT - 9
hereunder, such payment or receipt shall be applied against the earliest amount due V2K. V2K may accept any check or payment in any amount without prejudice to V2K's right to recover the balance of the amount due or pursue any other right or remedy. No endorsement or statement on any check or payment or in any letter accompanying any check or payment or elsewhere shall constitute or be construed as an accord or satisfaction.

         o. FINANCING ARRANGEMENT. V2K may enter into an arrangement with an unaffiliated third party to provide financing of purchases made by customers of V2K Franchisees. If so, and if Franchisee chooses to participate in the program, Royalty Fees will be deducted by V2K from the payments to Franchisee resulting from the third party financing of those purchases. Franchisee is responsible for paying any Royalty Fees owed to V2K that are not covered by these deductions.

5.       FRANCHISEE'S OBLIGATIONS

         5.1      FRANCHISEE ORGANIZATION AND OPERATIONS.

         a.       FRANCHISEE  REPRESENTATIONS.   If  Franchisee  is  a  business
entity, Franchisee represents, warrants, and covenants that:

                  i. DULY ORGANIZED AND VALIDLY EXISTING. Franchisee is duly organized and validly existing under the state law of its formation and is authorized to do business in the jurisdiction where the V2K franchised business shall be operated.

                  ii. ACTIVITIES CONFINED TO FRANCHISE. Franchisee's governing documents shall at all times provide that the activities of Franchisee are confined exclusively to the development and operation of a V2K franchised business and no other business unless otherwise consented to by V2K in writing.

                  iii. MAINTAIN LIST OF OWNERS/NOTICE. If Franchisee is a corporation, Franchisee shall maintain at all times a current list of stockholders in the corporation. If Franchisee is a partnership, Franchisee shall maintain at all times a current list of all owners of an interest in the partnership. If Franchisee is a limited liability company, Franchisee shall maintain at all times a current list of members. In the event there is a change in such ownership, Franchisee shall provide such information to V2K within five
(5) days subsequent to any such change and its stockholders, partners and members shall execute any documents deemed necessary by V2K in order to reflect such changes. Franchisee shall make its list of owners available to V2K upon request within five days.

                  iv. EXECUTION OF GUARANTY AND ASSUMPTION OF OBLIGATIONS. At all times, any person having a five percent (5%) or more interest in the Franchisee may be required by V2K to execute a Guaranty and Assumption of Obligations of this Agreement, in the form attached to this Agreement as EXHIBIT 2.

         b.       ABOVE  WARRANTIES  CONTINUING.   Franchisee  acknowledges  and
agrees that the representations, warranties, and covenants set forth above are continuing obligations of Franchisee.

         c. DESIGNATED PERSON. If Franchisee is a business entity, or if Franchisee is composed of more than any individual, and if any shareholder, partner, member or individual owns less than fifty percent (50%) ownership interest of Franchisee, one shareholder, partner,



                            FRANCHISE AGREEMENT - 10
member or individual shall be designated in writing to V2K as the person to make all decisions for Franchisee (the "DESIGNATED PERSON") and shall have the Power of Attorney of all other shareholders, partners, members or individuals. The Designated Person shall communicate with, and receive all mail from, V2K on behalf of Franchisee. When V2K provides notice to the Designated Person, V2K shall be deemed to have provided notice to all stockholders, partners, members or individuals.

         d. FULL TIME OPERATION. V2K recommends that the Franchise be operated full time in compliance with the Policy & Procedure Manual. Franchise, or if Franchisee is an entity, at least one person employed by Franchisee, must be active in the day-to-day operations of the Franchise, and must have successfully completed V2K's Basic Training program and received V2K certification.

         f. INSPECTIONS. Franchisee agrees that V2K may inspect the Franchise Premises and the Franchisee's inventory and supplies from time to time as determined by V2K. However, inspections shall only occur during normal business hours. Franchisee agrees that V2K may directly access Franchisee's records and other information on Franchisee's computer.

         g. INACTIVE STATUS. If Franchisee fails to submit any product orders to V2K for a period of 90 days or more, or upon Franchisee's request because of a serious medical condition or other circumstance, V2K may, at its sole option, transfer the Franchise to "INACTIVE STATUS" for the time period specified by V2K. While the Franchise is on Inactive Status, V2K will not provide any customer leads to Franchisee, nor will the Franchise be listed on the V2K website, as described in the Manuals. Upon conclusion of any Inactive Status period, V2K may terminate this Agreement, as a franchisee abandonment, as specified in SECTION 10.3.A below.

         h. MPLOYEES AND CONTRACTORS. Franchisee is solely responsible for hiring or engaging any employees or independent contractors it desires to have assist it in the operation of its business, and shall screen all persons who may enter the residences of any customers or potential customers. V2K may require any employees or independent contractors of Franchisee that may have access to proprietary information of V2K to sign a nondisclosure and noncompetition agreement in the form provided by V2K.

         i. INQUIRIES CONCERNING V2K PRODUCTS OR SERVICES. V2K will not respond to inquiries from employees or other representatives of Franchisee, concerning products or services provided by V2K, who have not been Certified by V2K (see SECTION 3.1.B above).

         j. LEAD FOLLOW-UP. Franchisee shall, within one business day of receiving a potential customer lead from V2K, contact the prospective customer. If Franchisee anticipates it will not be able to meet this requirement for a limited time (such as a vacation by a Franchisee, or an individual owner of a Franchisee), Franchisee must notify V2K in advance of, and receive V2K's approval of, the time period in which it cannot meet this requirement. In any case in which Franchisee cannot contact a potential customer within the one business day time period, V2K may give the lead to another V2K franchisee.

         5.2 PROMOTION. Franchisee shall use its best efforts to actively promote the sale of V2K products and services, and to maintain and extend, whenever possible, excellent business relations, goodwill, and reputation with its customers, suppliers, and others.



                            FRANCHISE AGREEMENT - 11

         5.3      USE, DISPLAY AND OWNERSHIP OF THE PROPRIETARY MARKS.

         a. ONLY APPROVED MARKS. Franchisee shall use only the Proprietary Marks designated by V2K and shall use them only in the manner authorized and permitted by V2K.

         b. MARKS ONLY FOR FRANCHISE. Franchisee shall use the Proprietary Marks only for the operation of the Franchise and in advertising related to the Franchise, and only during the term of the Agreement. Franchisee agrees to cease use of the Proprietary Marks after the termination or expiration of this Agreement and Franchisee shall take appropriate action to remove the Proprietary Marks from Franchisee's business and to cancel any advertising relationship to Franchisee's use of the Proprietary Marks, including Yellow Pages listings.

         c. CONDITIONS OF USE OF MARKS; INTERNET RESTRICTIONS. During the term of this Agreement and in compliance with the Policy & Procedure Manual, Franchisee shall identify itself as the owner of the Franchise in conjunction with any use of the Proprietary Marks, including tag lines applicable to, but not limited to, use on invoices, order forms, receipts, contracts, stationery and business cards and all other forms of advertising. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of V2K. Franchisee shall not use the Proprietary Marks as part of its business entity or other legal name without the written permission of V2K. Franchisee shall comply with V2K's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by V2K to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability. Franchisee shall identify all marks as Proprietary Marks of V2K. Franchisee shall not post any of V2K's confidential information on the Internet, and Franchisee shall not post any V2K copyrighted material or information on the Internet without V2K's prior written permission; nor shall Franchisee assist any other party in doing so. Franchisee shall not maintain a Website or otherwise maintain a presence or advertise on the Internet or any other public computer network in connection with the Franchise business without V2K's prior written approval, which V2K may withhold for any reason or no reason. Franchisee agrees that only V2K (and not Franchisee) may register a domain name containing any Proprietary Mark or that is used for or in connection with the Franchise business, and the domain name registration will remain at all times under V2K's sole ownership. Franchisee agrees to submit to V2K for its approval before use true and correct printouts of all Website pages Franchisee proposes to use in its Website in connection with the Franchise business. Franchisee shall only use material that V2K has approved. Franchisee's Website must conform to all of V2K's Website requirements, whether set forth in the Manuals or otherwise. If V2K grants approval for a Website: (1) Franchisee shall not use any of the Proprietary Marks at the site except as V2K expressly permits; (2) if Franchisee wishes to modify its approved site, all proposed modifications must also receive V2K's prior written approval; (3) Franchisee explicitly understands that it must not post on its Website any material in which any third party has any direct or indirect ownership interest (including video clips, photographs, sound bites, copyrighted text, trademarks or service marks or any other text or image in which any third party may claim intellectual property ownership interests); (4) Franchisee agrees to list on its Website any Website maintained by V2K, and any other information V2K requires in the manner V2K dictates; (5) Franchisee agrees to provide all hyperlinks or other links that V2K requires; and (6) Franchisee agrees that V2K may provide on the V2K Website a link to Franchisee's Website. The requirement for V2K's prior approval set forth in this Section will apply to all activities on the Internet or other communications network to be conducted by Franchisee, except that Franchisee may maintain one or more e-mail addresses (but Franchisee must use V2K e-mail addresses only for business of the Franchise), and Franchisee may conduct individual e-mail communications without V2K's prior written


                            FRANCHISE AGREEMENT - 12
approval--provided that the address and communications comply with all of the requirements (including those pertaining to the use of V2K's Proprietary Marks) contained in this Agreement. Franchisee agrees to obtain V2K's prior approval as provided above if it proposes to send advertising to multiple addresses via e-mail.

         d. NOTICE OF INFRINGEMENT. Franchisee shall immediately notify V2K of any infringement of the Proprietary Marks or challenge to its use of any of the Proprietary Marks or claim by any person of any rights in any of the Proprietary Marks. Franchisee agrees that it will not communicate with any person other than V2K's counsel in connection with any such infringement, challenge, or claim. V2K shall have sole discretion to take such action as it deems appropriate and the right to exclusively control any litigation, or any Patent and Trademark Office or other proceeding arising out of any infringement, challenge, or claim, or otherwise relating to any of the Proprietary Marks. Franchisee agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of V2K, maintain V2K's interests in any such litigation or Patent and Trademark Office or other proceeding, or to otherwise protect and maintain V2K's interest in the Proprietary Marks.

         e.       FRANCHISEE  EXPRESSLY  UNDERSTANDS AND ACKNOWLEDGES ALL OF THE
FOLLOWING:

                  i. OWNERSHIP. V2K is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

                  ii. FRANCHISEE SHALL NOT CONTEST. Franchisee shall not directly or indirectly contest the validity of V2K's ownership in or validity of the Proprietary Marks.

                  iii. FRANCHISEE HAS NO OWNERSHIP RIGHT. Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership or other interest in or to the Proprietary Marks, except the license granted by this Agreement. Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its Franchised operation under this Agreement shall inure solely and exclusively to V2K's benefit. Upon the expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the SYSTEM or the Proprietary Marks.

                  iv. FRANCHISEE'S RIGHT NON-EXCLUSIVE. The right and license of the Proprietary Marks granted hereunder to Franchisee is nonexclusive. V2K retains the right to grant other licenses for use of the Proprietary Marks, in addition to those licenses already granted to existing Franchisees, the right to develop and establish other systems using names or marks, other than the Proprietary Marks, which may operate in your Area of Primary Responsibility, and to grant licenses or Franchises thereto without providing any rights therein to Franchisee.

                  v. V2K'S RIGHT TO CHANGE MARKS. V2K reserves the right to add, delete or substitute different trade names, service marks, trademarks, symbols, logos, emblems, and indicia of origin for the Proprietary Marks for use in identifying the SYSTEM and the business operating thereunder if any of V2K's currently owned Proprietary Marks no longer can be used, or if V2K, in its sole assessment, determines that the addition, deletion or substitution of different trade names, service marks, trademarks, symbols, logos, emblems, or indicia of origin will be beneficial to the SYSTEM. In such event, V2K may require Franchisee, at Franchisee's sole expense, to discontinue or modify its use of any of the Proprietary Marks or to use one or



                            FRANCHISE AGREEMENT - 13
more additional or substitute trade names, service marks, trademarks, symbols, logos, emblems, or indicia of origin.

         5.4      APPROVAL   OF    ADVERTISING;    ADVERTISING     COOPERATIVES;
PARTICIPATION IN PROMOTIONS.

         a. APPROVAL REQUIRED. All advertising and promotion by Franchisee in any medium, including the Internet, shall conform to the standards and requirements of V2K as set forth in the Policy & Procedure Manual or otherwise as stated by V2K (see also SECTION 5.3.C above). Franchisee shall obtain V2K's approval of all advertising and promotional plans and materials prior to use if such plans and materials have not been prepared by V2K or previously approved by V2K during the past twelve (12) months. Franchisee is responsible for obtaining permission from all applicable parties before submitting to V2K for approval any advertising that includes testimonials or materials copyrighted by other parties. V2K has the right to use, and/or allow other franchisees to use, any advertising or promotional materials created by Franchisee that are related to Franchisee's business or the SYSTEM. Franchisee agrees to assign to V2K the copyright on advertising and promotional materials whenever requested to do so by V2K. V2K shall notify Franchisee of its approval or disapproval of advertising and promotional materials within 30 days of submission by Franchisee to V2K, unless V2K requests additional information, in which case the approval time will be extended as necessary. If V2K does not notify Franchisee as provided in this provision, the materials will be deemed to be approved. Franchisee shall promptly discontinue use of any advertising or promotional plans or materials, whether or not previously approved, upon notice from V2K.

         b. REGIONAL COOPERATIVES. Franchisee understands that V2K may form regional advertising cooperatives ("CO-OPS"), and if directed to do so by V2K, Franchisee agrees to become a member of a Co-op for a region that includes Franchisee's Area of Primary Responsibility. If directed by V2K to become a member of a Co-op, Franchisee agrees to abide by the Bylaws established by the Co-op.

         c. PARTICIPATION IN PROMOTIONS. Franchisee must participate in advertising promotions of the Advertising Fund, of any Co-op of which Franchisee is a member, and in those created by V2K outside of the Advertising Fund and any Co-ops.

         d. FRANCHISEE ADVERTISING OUTSIDE ITS AREA. If Franchisee intends to use any form of advertising that cannot be limited to Franchisee's Area(s) of Primary Responsibility, prior to commencing the advertising, Franchisee must advise V2K of the advertising and the area in which the advertising may be seen or heard, and receive V2K's approval of the advertising. Franchisee must obtain from V2K current information about other V2K franchisees in that area, and Franchisee must use reasonable efforts (as specified below) to provide those other franchisees with the opportunity to have information about their franchises included in the advertising by paying their proportional share of the costs of the advertising. In this situation, Franchisee will also be entitled to collect from the other participating franchisees a total administrative fee of 15% of the cost of the advertising (or such other amount agreeable to Franchisee and the other participating franchisees), which fee will be prorated among the participating franchisees. In this provision, "reasonable efforts" means that Franchisee will provide written notice to the other franchisees, in the manner reasonably specified by V2K, and give the other franchisees at least ten (10) days to respond.

         e.       STATEMENT  OF  INDEPENDENT  OWNERSHIP.   All  advertising  and
promotional materials (including business cards, order forms, and letterhead) must state that Franchisee's business is



                            FRANCHISE AGREEMENT - 14
independently owned, using language that may be specified from time to time by V2K. If Franchisee maintains an office other than in a residence, Franchisee shall display in that office a sign, in a form and with language specified from time to time by V2K, indicating that the business is independently owned.

         5.5      APPROVED PRODUCTS AND SERVICES.

         a. All products sold by Franchisee must be approved by V2K prior to their sale, as specified in SECTION 5.11 below.

         b. Franchisee shall offer for sale in its Franchise only those types of products and services V2K deems to be consistent with and beneficial to the SYSTEM, and Franchisee agrees specifically not to offer for sale products for which Franchisee lacks sufficient skill and knowledge to provide the high level of service associated with the SYSTEM.

         5.6      BUSINESS EQUIPMENT AND SUPPLIES.

         a. Franchisee shall maintain an office in Franchisee's home or other location used solely for conducting activities related to the Franchise business. In addition to the hardware package provided by V2K to Franchisee, the office shall be equipped with equipment including a facsimile machine, copier and answering machine or answering service, MasterCard/Visa processing service and supplies necessary to conduct the Franchise business. V2K may, at is option, require Franchisee to purchase magnetic car signs from an approved supplier.

         b. Prior to the commencement of Franchisee's Basic Training, Franchisee agrees to have installed at its office not less than one (1) operational telephone line and equipment capable of making outgoing and receiving incoming telephone calls with facsimile transmissions, e-mail, a call-waiting function and voice mail. The equipment shall be operational and functioning during the term of this Agreement.

         c. Franchisee shall, at its expense, maintain a high-speed Internet connection and e-mail account from a service provider meeting the minimum standards established by V2K from time to time, so as to be able to receive and transmit communications and documents as required by V2K. Franchisee shall check its e-mail box every business day, and read and promptly respond (as applicable) to all messages from V2K.

         d. Franchisee agrees that during the term of this Agreement the laptop computer provided to Franchisee by V2K will be used only for activities related to the franchise business, and Franchisee will not add any software to the computer that is not provided by, or specified by, V2K.

         e. At all times, Franchisee shall, at Franchisee's expense, maintain updates of fabric and product samples as required by V2K, or if updates are designated as optional by V2K, then at Franchisee's discretion.

         5.7 GOODWILL. Franchisee shall protect the goodwill of the Proprietary Marks and the SYSTEM, and shall maintain uniform standards of operation, shall pay all business obligations, whether with V2K, approved suppliers, or with others, when due and according to their terms, and shall comply with all standards, policies and manuals established by V2K relating to merchandise, vehicles, display materials, and appearance and conduct of all sales and installation personnel or other representatives who meet the public.



                            FRANCHISE AGREEMENT - 15

         5.8 WARRANTIES, CUSTOMER RELATIONS AND REFUND POLICIES. Franchisee agrees to follow any and all warranty and customer relations policies and/or guarantee and refund policies established in the Policy & Procedure Manual or otherwise in writing from time to time by V2K. Franchisee acknowledges that the compliance with the V2K's warranty, customer relations and refund policies are integral to the operation of the Franchise.

         5.9 PUBLICITY. Franchisee agrees to allow V2K to use its (if Franchisee is one or more persons) or its principal employees' name(s), written endorsements and photographic likeness of any type (including film, video tape, or photograph), in publicity of V2K.

         5.10 TRAINING AND CERTIFICATION. Franchisee (or if Franchisee is an entity, at least one representative of Franchisee) shall participate in and complete the Basic Training that is required to achieve V2K certification, and additionally shall participate in further training as required by V2K from time to time. Franchisee shall require any employees, partners, or independent contractors who render services in the Franchise to complete any and all training required of them in accordance with V2K policies. At all times, Franchisee shall have a minimum of one person Certified by V2K who is active in the day-to-day operations of the Franchised business.

         5.11     RESTRICTION ON GOODS/PRIMARY SUPPLIERS/OTHER BUSINESS.

         a. RESTRICTION REQUIREMENTS; PAYMENT OF INVOICES. Franchisee shall forward all of its purchase orders either directly to the approved suppliers or to V2K directly, as instructed by V2K. All goods or materials may only be purchased from V2K or V2K approved suppliers. Franchisee acknowledges that prices charged by suppliers may vary between the original order and the final invoice because of Franchisee requesting additional items, substitutions, or other factors. Franchisee shall timely pay all invoices from suppliers.

         b. VENDOR DISCOUNTS. Some approved suppliers give or pay V2K discounts and/or advertising contributions based on purchases by V2K franchisees. V2K may direct that these amounts from approved suppliers be paid directly to V2K and/or to the Advertising Fund, at V2K's sole determination. Some or all of these amounts may be used by V2K to help offset its cost of administrating the marketing and promotional costs of the V2K system and responding to inquiries and complaints from V2K franchisee customers.

         c. SUBMISSION FOR APPROVAL. Franchisee may request that V2K designate a potential supplier as an approved supplier to the SYSTEM, but Franchisee must follow the procedure for approval of new suppliers as set forth in the Policy & Procedure Manual.

         d. VENDOR ERRORS OR DELAYS. Franchisee waives the right to bring any claims against V2K and its affiliates, and their respective officers, directors, members, managers, partners, employees, agents or representatives (as applicable), for any billing errors by vendors, and any errors or omissions in, or delays in shipping or delivery of, any order; except to the extent directly caused by V2K or its affiliate, and then only against the responsible entity, and Franchisee waives the right to consequential or punitive damages.

         e. CERTIFIED INSTALLERS. V2K may create a certified installer program, in which V2K will train and certify individuals and/or business entities to install products that Franchisee sells to its customers. If V2K creates this program, and one or more certified installers exist for areas in which Franchisee's customers are located, Franchisee must use only the certified installer(s) for those locations.




                            FRANCHISE AGREEMENT - 16

         5.12     MINIMUM PERFORMANCE STANDARDS.

         a. In the first Franchise Year (does not apply to Renewals), Franchisee is required to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee of $2,500.00 (approximately $31,250.00 of Gross Sales). In the second Franchise Year (does not apply to Renewals), Franchisee is required to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee of $5,000.00 (approximately $62,500.00 of Gross Sales). In the third and subsequent Franchise Years (including each Franchise Year during any Renewal period), Franchisee is required to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee each Franchise Year of $10,000.00 (approximately $125,000.00 Gross Sales per year) in order to retain the rights granted herein by V2K.

         b.       If  Franchisee  qualifies  for,  and pays,  the  Small  Market
Franchise Fee, instead of the amounts listed in the preceding paragraph, Franchisee is required in the first Franchise Year (does not apply to Renewals) to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee of $1,250.00 (approximately $15,625.00 of Gross Sales). In the second Franchise Year (does not apply to Renewals), Franchisee is required to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee of $2,500.00 (approximately $31,250.00 of Gross Sales). In the third and subsequent Franchise Years (including each Franchise Year during any Renewal period), Franchisee is required to produce a minimum volume of Gross Sales sufficient to produce a Minimum Royalty Fee each Franchise Year of $5,000.00 (approximately $62,500.00 Gross Sales per year) in order to retain the rights granted herein by V2K.

         c. In any situation, if Franchisee has under this Agreement one or more Areas of Primary Responsibility with a total of more than 60,000 households, the volume of Gross Sales Franchisee must produce will be increased proportionally for each household over 60,000.

         d. In any case, the Minimum Royalty Fee may, at V2K's option, be adjusted by V2K once per year. The percentage increase (if any) may not exceed the U.S. Consumer Price Index (for U.S. City Average, All Items Index, All Urban Consumers) percentage increase for the prior 12-month period.

         e. Failure to produce sufficient annual Gross Sales in any given year, so as to produce at least the Minimum Royalty Fee, may result in loss of Franchisee's Area of Primary Responsibility, transfer of Franchisee by V2K to Inactive Status (as specified in SECTION 5.1.G above), and/or termination of this Agreement, at the option of V2K; unless Franchisee pays V2K the Minimum Royalty Fee for that year.

         5.13     INSURANCE.

         a. MINIMUM COVERAGE AND AMOUNTS. Franchisee shall obtain and maintain in full force and effect at all times during the term of this Agreement, and at its expense, the necessary insurance, including auto insurance and a commercial general liability policy with a minimum of $1,000,000.00 for each occurrence with a general aggregate of not less than $2,000,000.00, naming V2K as an additional insured, in such form and coverage and insurers approved by V2K as set forth in the Policy & Procedures Manual. Franchisee shall also obtain and maintain in full force and effect at all times during the term of this Agreement, and at its expense, unemployment insurance and worker's compensation insurance sufficient to meet the requirements of the applicable laws and regulations.




                            FRANCHISE AGREEMENT - 17

         b. CERTIFICATE OF INSURANCE AND V2K FEE. Franchisee is required to maintain on file with V2K all certificates of insurance as set forth in the Policy & Procedure Manual.

         5.14 TELEPHONE SERVICE. Franchisee shall be subject to the telephone policies of V2K regarding the sharing of expenses in certain areas, advertising restrictions and assignment of telephone listings as established in the Policy & Procedure Manual. If this Franchise is located in a central telephone service area as designated by V2K, Franchisee shall be obligated to participate in and share in the proportionate costs thereof with the other franchisees as provided in the Policy & Procedure Manual.

         5.15 COMPLIANCE WITH LAWS; LICENSES. Franchisee is responsible for becoming knowledgeable of, and complying with, all laws and regulations applicable to Franchisee's business. Franchisee shall obtain, at its expense, any licenses that are required under Franchisee's state or local laws in order to operate the franchised business, which may include a Contractor's license. Franchisee shall provide proof of all necessary licenses and permits to V2K.

         5.16 MINIMUM WORKING CAPITAL. V2K recommends that Franchisee have a minimum working capital of up to $20,500.00, but not less than $15,500.00, after the franchise fee is paid but prior to the commencement of the franchise operations, to be used for initial advertising, expenses including miscellaneous office equipment as well as the office equipment required by V2K, insurance, all necessary business licenses, contractors or other licenses required by applicable law, initial tools and supplies, deposits, initial start-up costs and related franchisee expenses including marketing expenses.

         5.17 ENHANCEMENTS DEVELOPED BY FRANCHISEE. If Franchisee develops, enhances or otherwise improves any aspect of, or related to, Franchisee's business or the SYSTEM, any and all plans, methods, ideas and systems related to the development, enhancement, or other improvement shall inure to the benefit of V2K, shall be owned by V2K as a part of the SYSTEM; and may, in V2K's sole discretion, be made available to other franchisees of V2K.

6. FRANCHISEE TO OPERATE BUSINESS IN ACCORDANCE WITH MANUALS, POLICIES AND PROCEDURES.

         6.1      MANUALS.

         a. OPERATION IN ACCORDANCE WITH MANUALS. Franchisee shall operate the franchise in accordance with the Manuals. V2K reserves the option to provide all Manuals and other written information in electronic format including computer discs, software, e-mail and facsimiles.

         b. CONFIDENTIALITY OF MANUALS AND OTHER MATERIALS. Franchisee shall at all times treat the Manuals as confidential, and shall use all reasonable efforts to maintain V2K's information contained in the Manuals as secret and confidential. Franchisee shall not at any time, without V2K's prior written consent, copy, duplicate, record or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make them available to any third party.

         c. PROPERTY OF V2K. The Manuals shall at all times remain the sole property of V2K.

         d. V2K'S RIGHT TO REVISE. V2K may from time to time revise the contents of the Manuals and Franchisee agrees to comply with the revisions.




                            FRANCHISE AGREEMENT - 18

         e. FRANCHISEE TO MAINTAIN CURRENT COPIES. Franchisee shall at all times ensure that its copies of the Manuals are kept current and up-to-date, and in the event of any dispute as to the contents of the Manuals, the terms of the master copies of the Manuals maintained by V2K shall be controlling.

         6.2      POLICY AND PROCEDURES.

         a. SCOPE OF THE POLICY AND PROCEDURES. The policy and procedures include not only all the information in the Manuals, but also the software programs, business forms and methods of operation.

         b. FRANCHISEE TO ABIDE BY POLICY AND PROCEDURES. Franchisee understands and acknowledges that every detail of the SYSTEM is essential to the SYSTEM. Franchisee agrees to abide by V2K's policies and procedures.

         c. FRANCHISEE TO PAY PROMPTLY. Franchisee agrees to pay V2K and all vendors promptly for all services and goods. If Franchisee fails to pay timely as required in this Agreement or the Policy & Procedures Manual, Franchisee agrees that V2K has the right to stop processing orders from Franchisee and hold shipment on all pending orders. Franchisee also assigns and authorizes V2K to collect any monies due and owing from customers on such orders and to apply said monies for payment of said order and on any past due balances. Payments by Franchisee may be withheld or reduced only for the portion of an invoice being disputed by Franchisee as evidenced by a written notification to V2K by Franchisee; and then only until V2K determines the validity of the dispute, at which time Franchisee must pay to V2K or the vendor (as applicable) all or the portion of the disputed amount determined by V2K to be valid (if any).

         d. CREDIT/DEBIT CARD DEFAULT AUTHORIZATION. When Franchisee commences Basic Training, Franchisee shall execute an authorization for V2K to charge or debit a Franchisee credit/debit card for the sole purpose of obtainment of payment from the Franchisee in the event Franchisee is more than ten (10) days late in payment of any fees as set forth in SECTION 4 above. In the event of Franchisee's failure to pay as agreed, V2K shall provide forty-eight (48) hours notice by fax to Franchisee of V2K's intent to execute the authorization unless Franchisee cures the default. If the authorization is necessary to cure the default, Franchisee agrees to pay to V2K the additional cost incurred by V2K in administering this program, in the amount of 3% of the amount of the debit or credit. V2K will bill Franchisee for these costs and payment will be due immediately. Franchisee agrees that if the credit/debit card authorization does not cure the default, Franchisee assigns to V2K the receivables from customers of all outstanding orders until such default is cured. V2K may also terminate this Agreement as provided for below.

         e.       TELEPHONE LINES, NUMBERS AND DIRECTORY ADVERTISING POLICY.

                  i. V2K may operate a toll-free telephone number to be used by the customers of the Franchisee. The expenses associated with the toll-free telephone number will be paid by the Advertising Fund.

                  ii. If Franchisee operates the Franchise from a place of residence, Franchisee's business telephone line must be separate and distinct from the owner's personal, residential telephone number. At the time of the expiration or termination of this Agreement for any reason, with respect to Franchisee's telephone numbers, Franchisee shall comply with the provisions on termination below.



                            FRANCHISE AGREEMENT - 19

                  iii. Franchisee shall advertise the Franchise in one or more Yellow Page telephone directories in its Area of Primary Responsibility, as specified by V2K. The placement and size of Yellow Page advertising shall be at Franchisee's sole discretion and cost, but its content must have prior approval from V2K. All Yellow Page advertisements must state that the Franchise is independently owned and operated, using language that V2K may specify from time to time, must list the local telephone number of the Franchise, and may list the V2K toll-free number if one has been established by V2K. Franchisee may, at its option, but subject to approval by V2K, join with other V2K franchisees in a single page advertisement; and if so, the local telephone number of each V2K franchisee may be listed in the Yellow Page advertisement.

                  iv. Franchisee must appoint V2K (on a form supplied by the telephone company or V2K) its attorney-in-fact with full power and authority to execute on Franchisee's behalf any documents necessary to transfer telephone numbers and listings from Franchisee to V2K upon termination of this Agreement. Upon expiration or termination of this Agreement for any reason, V2K may retain any listed telephone numbers relating to the franchise in its sole discretion, and Franchisee shall do all the necessary or appropriate things to transfer those telephone numbers to V2K. Franchisee shall not provide a call forwarding or telephone number referral with respect to any such retained or disconnected telephone. Furthermore, upon expiration or termination, Franchisee shall not indicate in any manner it was previously affiliated with V2K.

7.       COVENANTS

         7.1      PROPRIETARY MATERIAL.

         a. RESTRICTION OF USE OF PROPRIETARY MATERIAL. Franchisee acknowledges that much of the information and written materials provided by V2K to Franchisee is confidential information of V2K, constitutes trade secrets, and remains the sole and exclusive property of V2K. Confidential information includes: (1) methods of operation of V2K businesses; (2) information about products, services, or procedures before they become public knowledge; (3) other information disclosed to Franchisee through confidential notifications and the Manuals. However, information generally known to the public or in the window fashions industry is not confidential; but if such knowledge is the result of disclosure by Franchisee, Franchisee will be liable for breach of this Agreement. Franchisee and each of Franchisee's principals, employees or agents shall not, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, any other person, persons or entity any confidential information of V2K. Franchisee and each of Franchisee's principals shall divulge such confidential information only to Franchisee's employees and other personnel as must have access to it in order to assist in the Franchise operations. Neither Franchisee nor Franchisee's principals, employees or other representatives shall at any time, without V2K's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenant set forth in this Section shall survive the expiration or termination of this Agreement and shall be perpetually binding upon Franchisee and each of Franchisee's principals, employees and other representatives.

         b. FRANCHISEE PERSONNEL TO EXECUTE COVENANTS. At V2K's request, Franchisee shall require its sales personnel, assistants and any other personnel of Franchisee and any persons having access to any confidential information of V2K to execute agreements that they will maintain the confidentiality of the information they receive in connection with their relationship




                            FRANCHISE AGREEMENT - 20
with Franchisee. Such covenants shall be in the form required by V2K in the Policy & Procedure Manual or otherwise in writing.

         7.2      COVENANTS OF OPERATION AND NON-COMPETITION.

         a. FRANCHISEE COVENANTS. During the term of this Agreement, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons or entity to any of the following:

                  i. DIVERT ANY BUSINESS. Divert or attempt to divert any business or customer of Franchisee, V2K or any other V2K franchise to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with V2K's Proprietary Marks and the SYSTEM.

                  ii. INTEREST IN SIMILAR BUSINESS. Own, maintain, operate, engage in, or have any interest in any business which is the same as or similar to the Franchise or the SYSTEM.

         b. POST TERMINATION. For two (2) years after assignment, expiration or termination of this Agreement for any reason whatsoever, except as otherwise approved in writing by V2K, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons or entity do any of the following:

                  i. DIVERT ANY BUSINESS. Divert or attempt to divert any business or customer of Franchisee, V2K or any other V2K franchisee to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with V2K's Proprietary Marks and the SYSTEM.

                  ii. EMPLOY. Employ or seek to employ any person who is at that time employed by V2K, or by any other Franchisee, or otherwise directly or indirectly induce such person to leave his or her employment.

                  iii. INTEREST IN SIMILAR BUSINESS. Own, maintain, operate, engage in, or have any interest in any business which is the same as or similar to the Franchise or the SYSTEM, which business is, or is intended to be, located within a twenty-five (25) mile radius of Franchisee's Area of Primary Responsibility.

         c. COVENANTS INDEPENDENT; ENFORCEABILITY. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this SECTION 7.2 is held unreasonable or unenforceable by an arbitrator, a court or an agency having valid jurisdiction in an unappealed final decision to which V2K is a party, the court may reduce or otherwise modify the scope of the covenant so as to impose to the maximum restriction permitted by law.

         d. RIGHT TO REDUCE SCOPE. Franchisee understands and acknowledges that V2K has the right, in its sole discretion, to reduce the scope of any covenant set forth above, or any portion thereof, without Franchisee's consent, effective immediately upon written notice to Franchisee.

         e. FRANCHISEE'S CLAIMS NOT A DEFENSE. Franchisee expressly agrees that the existence of any claims that Franchisee may have against V2K, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by V2K of the covenants above.




                            FRANCHISE AGREEMENT - 21

         f. FRANCHISE TO OBTAIN EXECUTION OF COVENANTS. At V2K's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Section (including covenants applicable upon the termination of a person's employment with Franchisee) from its employees, assistants and manager, and any other person who has received or will receive training from V2K. Such covenants shall be in the form required by V2K in the Policy & Procedure Manual, or otherwise in writing.

8.       ACCOUNTING AND RECORDS

         8.1 MAINTAIN RECORDS SIX YEARS. During the term of this Agreement, Franchisee shall maintain and preserve, for at least six (6) years from the dates of their preparation, full, complete and accurate books, records and accounts in accordance with U.S. Generally Accepted Accounting Principles and in the form and manner prescribed by V2K from time to time in the Policy & Procedure Manual or otherwise in writing.

         8.2      SUBMISSION   OF  RECORDS  AND   INFORMATION   BY   FRANCHISEE.
Franchisee shall submit to V2K, on the first day of each month, a signed statement in the form prescribed by V2K, accurately reflecting all Gross Sales during the previous month. Franchisee shall submit such other information including periodic royalty reports or data as V2K may require either in written or electronic format as established by V2K's policy from time to time. Franchisee shall provide to V2K cash receipt reports pursuant to the Policy & Procedure Manual or as otherwise instructed. V2K may charge Franchisee a $25.00 late fee if any report is not submitted to V2K within three (3) days of its due date.

         8.3 FRANCHISEE FINANCIAL REPORTS. Franchisee shall submit to V2K periodically as requested by V2K unaudited profit and loss statements for each month and the year-to-date.

         8.4 FRANCHISEE TO SUBMIT OTHER RECORDS. Franchisee shall also submit to V2K, for review or auditing, such other forms, reports, records, information and data as V2K may reasonably request, including but not limited to the Franchisee's income tax returns.

         8.5 V2K'S RIGHT TO EXAMINE AND AUDIT. V2K or its designated agents shall have the right at all times to examine the books, records, and tax returns of Franchisee. V2K shall also have the right, at any time during normal business hours, to have an independent audit made of the books of Franchisee. If any inspection or audit reveals that Franchisee's Gross Sales have been understated by 2% or more in any report to V2K, then Franchisee shall immediately pay to V2K the cost of the audit, the amount of Royalty Fees, Advertising Fund Fees and/or other payments due on such understatement, plus interest thereon, at the lesser of 18% per annum or the highest rate permitted by law, from the date the payments on such understatement would have been due if correctly reported, plus the cost of the audit (including, without limitation, reasonable accountants' and attorneys' fees and travel expenses, room and board and compensation of V2K's employees arising from such understatement). The foregoing remedies shall be in addition to any other remedies V2K may have.

         8.6 ELECTRONIC BOOKKEEPING/PAYMENT SYSTEM. V2K reserves the right to require Franchisee to establish an electronic bookkeeping and payment system, including automatic electronic deposits, transfers or payments and credit card and/or debit card authorizations. V2K further reserves the right to require Franchisee to purchase any software necessary to implement any such V2K system.




                            FRANCHISE AGREEMENT - 22

9.       TRANSFERABILITY OF INTEREST

         9.1 TRANSFER BY V2K. V2K shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

         9.2      TRANSFER BY FRANCHISEE.

         a.       RIGHTS   AND  DUTIES   PERSONAL  TO   FRANCHISEE.   Franchisee
understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that V2K has granted the Franchise in consideration of Franchisee's business skill and/or financial capacity. Accordingly, neither this Agreement, the Franchise, all or any part of the ownership interest of Franchisee, nor all or any substantial portion of the assets of the Franchise, may be voluntarily, involuntarily, directly, or indirectly assigned or transferred, pledged, mortgaged, hypothecated or otherwise encumbered by Franchisee (including, without limitation, by will, by declaration of or transfer in trust, or by the laws of intestate succession) without the prior written consent of V2K, which consent shall not be unreasonably withheld as set forth below. Any purported assignment or transfer, by operation of law (except in cases of Franchisee's death or Substantial Incapacity for the time period provided below) or otherwise, not having the written consent of V2K shall be null and void.

         b. CONDITIONS TO CONSENT TO TRANSFER. V2K shall not unreasonably withhold its consent to a transfer by Franchisee of this Franchise or any part of the ownership interest of Franchisee; provided, however, that prior to the transfer, the transferee qualifies and Franchisee and the Transferee comply with all of V2K's transfer requirements as follows:

                  i. Franchisee must not be in default under its Franchise Agreement and must have satisfied all of its accrued outstanding obligations to V2K and all other outstanding obligations related to the franchised business.

                  ii. Except where prohibited by law, Franchisee must execute a general release, in form satisfactory to V2K, of any and all claims against V2K and its officers, directors, shareholders, employees and agents, in their corporate and individual capacities.

                  iii. The transferee must enter into a written assignment with Franchisee, in form satisfactory to V2K, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement, including but not limited to, warranty and guarantee work.

                  iv. The transferee (or if the transferee is a business entity, its officers, directors, shareholders, managers, members or partners, as required by V2K) must: meet V2K's educational, managerial, and business standards; possess good moral character, business reputation, and credit rating; have the aptitude and ability to conduct the franchised business (as evidenced by their prior related business experience or otherwise); and have adequate financial resources and capital to operate the franchise business.

                  v. The transferee must execute (and/or, upon V2K's request, cause any officers, directors, shareholders, managers, members or partners that V2K requires to execute) the then-current standard franchise agreement and any ancillary agreements that V2K requires, including guarantees. The initial franchise fee is waived.



                            FRANCHISE AGREEMENT - 23

                  vi. Franchisee or the transferee pays at the time of transfer a transfer fee to V2K of $7,000 plus any brokerage commissions, finder's fees or similar charges that V2K is required to pay to any third party that is not an affiliate of V2K.

                  vii. The transferee must pay to V2K a $1,000 training fee (and pay all of transferee's travel, food, and lodging expenses incurred in attending the training program), and must satisfactorily complete the Basic Training program; provided, however, that if the transferee is an existing V2K franchisee who previously successfully completed the Basic Training Program, V2K may (at its sole discretion) waive the training fee and the requirement that transferee complete the Basic Training Program a second time.

         9.3 TRANSFER TO A FRANCHISE ENTITY. If Franchisee is one or more individuals who wish to transfer the Franchise to a business entity for their convenience and without change of ownership exceeding 5%, the transfer fee above shall not apply.

         9.4 TRANSFER UPON DEATH OR SUBSTANTIAL INCAPACITY. If, upon the death or Substantial Incapacity (as defined below) of any person with a majority ownership interest in the Franchise, the executor, administrator, heir(s), committee or other legally empowered personal representative of such person is unable to meet the conditions for transfer stated above, then such personal representative shall have a reasonable time to dispose of the interest of the deceased person or person under Substantial Incapacity in the Franchise, which disposition shall be subject to all the terms and conditions for transfers listed above. If a transfer is not completed ninety (90) days from the date of death or incapacity, the Franchise may be terminated by V2K. A person shall be deemed to be under "SUBSTANTIAL INCAPACITY" when a qualified health care professional certifies in writing that the patient is mentally impaired to the extent that he or she is incapable of conducting his or her affairs for an indefinite, but not necessarily permanent, period of time.

         9.5 NON-WAIVER OF CLAIMS. V2K's consent to a transfer of any interest in the Franchise shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of V2K's right to demand exact compliance with any of the terms of the terms of this Agreement by the transferee.

         9.6 RELOCATION. Franchisee may relocate the Franchise to any available Area of Primary Responsibility without an additional fee, but only with the prior approval of V2K. Franchisee must be in full compliance with this Agreement as a condition of V2K's approval of Franchisee's relocation.

10.      DEFAULT AND TERMINATION

         10.1 TERMINATION BY V2K PRIOR TO COMPLETION OF TRAINING. V2K may, at its sole determination, terminate this Agreement for any reason at any time before Franchisee commences Basic Training. In that event, V2K shall refund to Franchisee all monies received in payment of the Franchise Fee, and all rights Franchisee may have under this Agreement will automatically terminate. V2K may terminate this Agreement after Franchisee commences Basic Training in accordance with SECTION 4.B above.

         10.2 AUTOMATIC TERMINATION. Franchisee shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee if Franchisee becomes insolvent, makes a general assignment for the benefit of creditors, is adjudicated a bankrupt, suffers temporary or permanent court appointed




                            FRANCHISE AGREEMENT - 24
receivership of substantially all of its property, or suffers the filing of a voluntary or involuntary bankruptcy petition; or if Franchisee or any officer, director, manager, member or partner of Franchisee (as applicable) becomes subject to U.S. Executive Order 13224.

         10.3 TERMINATION WITHOUT RIGHT TO CURE. Franchisee shall be deemed in default and V2K may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events:

         a. FRANCHISEE CEASES TO DO BUSINESS. Franchisee abandons the business or otherwise ceases to do business, or fails to obtain sales for a ninety (90) day period, without prior written permission from V2K.

         b. CONVICTION OF FELONY OFFENSE, ETC. (i) Conviction of Franchisee of any felony offense or of any misdemeanor offense involving moral turpitude, or (ii) guilty plea by Franchisee (or, a plea of nolo contendere or similar plea) to any of the above-enumerated offenses, or (iii) other admission of guilt to any of such offenses.

         c. UNAUTHORIZED ASSIGNMENT. Franchisee transfers any rights or obligations under this Agreement to any third party without V2K's prior written consent, or without full compliance with the conditions for transfer stated above.

         d. FAILURE TO COMPLY WITH COVENANTS. Franchisee fails to comply with any of the covenants under SECTIONS 6.1.B OR 7 above.

         e.       TRANSFER   NOT  CONSUMMATED.   An  approved  transfer  is  not
consummated after  Franchisee's  death or Substantial  Incapacity as required by
SECTION 9.4.

         f.       MATERIAL  MISREPRESENTATION.   Franchisee  made  any  material
misrepresentation on or in connection with its application for the Franchise.

         g. IMPROPER BUSINESS PRACTICES. V2K determines that Franchisee: engaged in an act of fraud with respect to its rights or obligations under this Agreement; engaged in false advertising or otherwise made false or misleading statements concerning V2K or the SYSTEM to the public or any other franchisees; failed to report, or intentionally underreported, sales or other financial information to V2K; failed to promptly provide, after a request from V2K, financial data and records specified in this Agreement; engaged in any act that (directly or indirectly) was, is or may be injurious or prejudicial to the good will associated with the Marks or the SYSTEM; failed to comply with applicable laws, regulation and ordinances; or failed to properly complete and service customer orders. Notwithstanding the language above, if Franchisee has made false or misleading statements to the public or any other franchisees, V2K may, at its sole option, allow Franchisee to cure that default by publicly retracting the false or misleading statements, in a manner acceptable to V2K, promptly and within the time period specified by V2K.

         h. PRIOR NOTICES OF DEFAULT. Franchisee is in default as provided in SECTION 10.4 and has received one (1) or more prior notices of default pursuant to SECTION 10.4 for the same, similar or different defaults, including failure to pay timely, during the preceding twelve (12) months, even if cured.




                            FRANCHISE AGREEMENT - 25

         10.4     FRANCHISEE'S  RIGHT TO CURE. Franchisee shall have (i) fifteen
(15) days after receipt from V2K of a written notice of default as to any Monetary Default (as defined below), or (ii) thirty (30) days after receipt of a written notice of default as to any Non-Monetary Default (as defined below), within which to remedy any of the defaults described in this SECTION 10.4 and to provide evidence thereof to V2K. Monetary Defaults and Non-Monetary Defaults are collectively referred to herein as "CURABLE DEFAULTS," and specifically do not include the types of default described in SECTIONS 10.2 AND 10.3. If any Curable Default is not cured within the applicable time period (or such longer period as applicable law may require), this Agreement shall terminate without further notice to Franchisee effective immediately at the end of such applicable time period or such longer period as applicable law may require.

         a. MONETARY DEFAULTS. "MONETARY DEFAULTS" are defined as the failure, refusal or neglect of Franchisee (i) to promptly pay when due, in compliance with this Agreement and/or the Policy & Procedure Manual, any monies owing to V2K, its subsidiaries or affiliate, or to its vendors or suppliers;
(ii) to submit the business and financial information required by V2K under this Agreement; (iii) to provide required authorizations for automatic electronic deposits, transfers or payments or required credit card charge or debit authorization for V2K payments; (iv) or to meet the minimum performance standards as provided in SECTION 5.12 above.

         b. NON-MONETARY DEFAULTS. "NON-MONETARY DEFAULTS" are defined as the failure, refusal or neglect of Franchisee to comply with any provision of this Agreement other than the defaults in SECTIONS 10.2 OR 10.3 above and the Monetary Defaults.

         10.5 MODIFICATION BY LAW. If any applicable law or rule requires an earlier notice of default or the termination of, or election not to renew, this Agreement, or the taking of some other action with respect to such default, termination or election not to renew than is required hereunder, then the requirements of such law or rule as to earlier notice or other action shall govern. Termination of Franchisee pursuant to this SECTION 10 shall not be deemed an election of remedies by V2K, and V2K may avail itself of any other remedies available to it under applicable law.

         10.6 VOLUNTARY TERMINATION BY FRANCHISEE. Franchisee may voluntarily terminate this Agreement at any time, upon written notice to V2K. All sums of money due and owing to V2K under the terms of this Agreement or any other agreement between Franchisee and V2K as of the date of termination must be paid to V2K by the date of termination. When these amounts are paid in full to V2K, Franchisee will have no further obligation to pay Royalty Fees and Advertising Fund Fees to V2K. Franchisee shall be subject to the requirements of
SECTION 11.

         10.7 ORDER PROCESSING AND SHIPMENTS. If Franchisee is past due on any payments owed to V2K, V2K may at its option, stop processing Franchisee orders, stop shipments of orders to Franchisee, and take other actions as specified in SECTION 6.2 above, until Franchisee pays all past due amounts to V2K.

11.      FRANCHISEE'S OBLIGATIONS UPON TERMINATION

         11.1 UPON TERMINATION OR EXPIRATION. Upon the expiration or termination of this Agreement for any reason all rights granted to Franchisee under this Agreement shall immediately be void and of no further effect. Franchisee must comply with all of the following obligations:




                            FRANCHISE AGREEMENT - 26

         a. IMMEDIATELY CEASE OPERATION. Immediately cease to operate the Franchise, and not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former Franchisee of V2K.

         b. IMMEDIATELY CEASE USING MARKS. Immediately and permanently cease to use, by advertising or in any manner whatsoever, confidential information, methods, procedures and techniques associated with the Franchise, and any Proprietary Marks and distinctive forms (including but not limited to the color combinations used by V2K at the time of this Agreement's termination or expiration, slogans, indoor and outdoor signs, symbols, or devices associated with the SYSTEM).

         c. ACTION REQUIRED BY FRANCHISEE. Take such action as may be necessary to cancel or amend any assumed name or equivalent registration which contains the name "V2K" or another Proprietary Mark to delete the reference to such name or mark, and furnish V2K with evidence satisfactory to V2K of such cancellation or amendment within thirty (30) days after termination or expiration.

         d. PROMPTLY PAY ALL SUMS DUE. Promptly pay all sums owing to V2K and its subsidiaries and affiliates as of the date of termination. In the event of termination for any default of Franchisee, such sums shall include all damages, and costs and expenses (including but not limited to reasonable attorneys' fees) incurred by V2K as a result of such default, which obligation shall give rise to and remain, until paid in full, a lien in favor of V2K against any and all of the machinery, fixtures, equipment, and inventory owned by Franchisee at the time of default that is being, or has been, used by or in connection with the Franchise. When these amounts are paid in full to V2K, Franchisee will have no further obligation to pay Royalty Fees and Advertising Fund Fees to V2K.

         e. PAY ALL DAMAGES INCLUDING REASONABLE ATTORNEY FEES. In addition to the amounts payable under the preceding subsection, pay to V2K all damages, costs and expenses (including but not limited to reasonable attorneys' fees) incurred by V2K in obtaining injunctive or other relief for the enforcement of this SECTION 11.

         f. TURN OVER ALL PROPRIETARY MATERIALS. Immediately turn over to V2K all Manuals, records, files, instructions, correspondence, all materials related to operating the Franchise including, without limitation, blank service orders, promotional materials, brochures, agreements, disclosure statements, and all copies thereof (all of which are acknowledged to be V2K's property) retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and any correspondence between the parties.

         11.2 V2K'S RIGHT OF FIRST REFUSAL. Except for items that Franchisee is required to return to V2K upon expiration or termination of this Agreement, and for which Franchisee will receive no remuneration except if required by law, V2K shall have the right of first refusal, to be exercised after written notice by V2K to Franchisee within thirty (30) days of the termination or expiration of the Franchise, to purchase any or all of Franchisee's equipment, signs, promotional materials, supplies, and inventory at fair market value, or to the extent these items may be sold to a third party, at the contract price obtained by Franchisee in a bona-fide written offer from a third party. If V2K does not elect to exercise its right under this provision within the time period permitted, the right of first refusal shall expire. Fair market value will be determined by agreement by the parties, or if the parties cannot agree, by the average of three (3) independent appraisals (each party selects an appraiser and the appraisers selects a third). If



                            FRANCHISE AGREEMENT - 27

V2K does exercise its right under this provision, V2K shall also have the right to set off all amounts due from Franchisee under this Agreement against any payment to Franchisee.

12.      TAXES, LAWS, PERMITS AND ACTIONS

         12.1 FRANCHISEE SHALL PAY PROMPTLY. Franchisee shall promptly pay when due all taxes levied or assessed by any federal, state or local tax authority, and any and all indebtedness incurred by Franchisee in the conduct of the Franchise.

         12.2 FRANCHISEE SHALL COMPLY WITH ALL LAWS. Franchisee shall comply with all federal, state, and local laws, rules and regulations (including but not limited to state and local laws and regulations), and shall timely obtain any and all certificates, licenses, and permits necessary for the operation of the Franchise, including, without limitation, certificate of occupancy, business license, fictitious name registration and sales tax permit.

         12.3 NOTIFICATION TO V2K. Franchisee shall notify V2K in writing within five (5) days of the commencement of any action, suit or proceeding and/or of the issuance of any order, writ, injunction, award or decree of any court, administrative body, or other governmental entity, which may adversely affect the operation or financial condition of the Franchise.

13.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         13.1 INDEPENDENT CONTRACTOR. This Agreement does not create a fiduciary relationship between V2K and Franchisee. Franchisee is an independent contractor of V2K, and nothing in this Agreement is intended to constitute either party as agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

         13.2 FRANCHISEE TO HOLD ITSELF OUT AS INDEPENDENT CONTRACTOR. During the term of this Agreement and any renewals hereof, Franchisee shall hold itself out to the public as an independent contractor of V2K operating the business pursuant to a franchise from V2K. Franchisee agrees to take such affirmative action as may be necessary to do so.

         13.3 FRANCHISEE NOT AUTHORIZED TO BIND V2K. Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty or representation on V2K's behalf, or to incur any debt or obligation in V2K's name. In no event will V2K assume liability for, or be deemed liable as a result of any such unauthorized contract, agreement, warranty, or representation or as a result of any act or omission of Franchisee in its conduct of the Franchise, or by reason of any claim or judgment against V2K arising from any violation of this Agreement.

         13.4 FRANCHISEE INDEMNIFICATION OF V2K. Franchisee shall indemnify and hold V2K harmless from and against any and all claims, actions, damages, liability, and expenses in connection with loss of life, personal injury, and/or damage to business or property arising directly or indirectly by reason of any act or omission with respect to the business or operation of the Franchise, whether sounding in contract or tort, as well as the costs and expenses (including but not limited to attorneys', accountants', consultants', and experts' fees) of defending against such claims and actions.



                            FRANCHISE AGREEMENT - 28

14.      NO WARRANTIES, GUARANTIES OR WAIVERS

         14.1 V2K MAKES NO WARRANTIES OR GUARANTIES. V2K makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefore.

         14.2 NO WAIVER. No failure of V2K to exercise any power reserved to it by this Agreement, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with any of the terms hereof, shall constitute a waiver of V2K's right to demand exact compliance with any of such terms. Waiver by V2K of any particular default by Franchisee shall neither affect nor impair V2K's rights with respect to any subsequent default of the same, similar or different nature. No delay, forbearance or omission (collectively, an "OMISSION") of V2K in exercising any power or right arising out of any of the terms, provisions or covenants of this Agreement or out of any breach or default thereof by Franchisee shall affect or impair V2K's right to exercise the same, nor shall such Omission constitute a waiver by V2K of any right hereunder. Notwithstanding any such Omission, V2K shall retain the right subsequently to declare any breach or default and/or to terminate this Agreement prior to the expiration of its term. The acceptance by V2K of any payments due to it hereunder (whether partial or full payment) shall not be deemed to be a waiver by V2K of any preceding breach by Franchisee of any of the terms, covenants or conditions of this Agreement.

15.      NOTICES

         All notices required or permitted under this Agreement shall be in writing and sent by facsimile; by e-mail, with a "read-receipt"; by a national overnight courier service, with proof of delivery required; or by Certified Mail-Return Receipt Requested with proper postage paid; to the respective parties at the addresses above (unless and until a different address has been designated by written notice to the other party). Notices shall be deemed given: on the date of transmission as shown in a successful transmittal report if given by facsimile; upon receipt, as indicated by a "read-receipt," if given by e-mail; one (1) day after deposit with an overnight courier (as specified above) with proper address and delivery charges paid; or if given by Certified Mail, three days after deposit with the U.S. Postal Service with proper address and postage paid. If delivery of any notice properly given under this provision is refused or delivery cannot otherwise be completed, the notice will be deemed delivered on the first attempted delivery.

16.      ENTIRE AGREEMENT

         This Agreement and the documents referred to herein constitute the entire, full and complete Agreement between V2K and Franchisee concerning the subject matter hereof, and supersede all prior agreements, representations. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein or attached hereto, were made by either party. No subsequent modification of this Agreement shall be binding on either party unless in writing and executed by the authorized officer of V2K and Franchisee.




                            FRANCHISE AGREEMENT - 29

17.      SEVERABILITY AND CONSTRUCTION

         17.1 EACH PORTION SEVERABLE. Except as expressly provided to the contrary herein, each portion, section, part, term and/or provision (collectively "PORTION") of this Agreement shall be considered severable; and if, for any reason, any such Portion is determined to be void, contrary to, and/or in conflict with, any existing or future law or regulation by a court of law, an administrative body of competent jurisdiction, or an arbitrator, such Portion shall not impair the operation of, or have any other effect on, such other Portions as may remain otherwise enforceable. Such enforceable Portions shall continue to be given full force and effect and bind the parties hereto, while the void portions shall be deemed not to be part of this Agreement.

         17.2 RIGHTS LIMITED TO PARTIES. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than V2K or Franchisee (and such of their respective representatives, successors and assigns as may be contemplated in this Agreement), any rights or remedies under or by reason of this Agreement.

         17.3 FRANCHISEE BOUND BY MAXIMUM DUTY. Franchisee expressly agrees to be bound by the maximum duty permitted or required by applicable law that is subsumed in any promise or covenant of this Agreement, as though it were separately articulated in and made a part of this Agreement. It is the strong intent of the parties that any reviewing court of law, administrative body of competent jurisdiction, or arbitrator, instead of canceling or invalidating this Agreement, modify this Agreement by striking any portion(s) it determines to be unreasonable or unenforceable and/or reducing the scope of any promise or covenant to the extent required to delineate the maximum duty, obligation, or restriction permitted by applicable law, or required by court order of final decision.

         17.4 CAPTIONS SOLELY FOR CONVENIENCE. All captions in the Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning of construction of any provision hereof.

         17.5 REFERENCES. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgements, promises, covenants, agreements and obligations herein made are undertaken by all of the signers of this Agreement on behalf of Franchisee.

         17.6 DUPLICATE ORIGINALS. This Agreement shall be executed in duplicate, and each document so executed shall be deemed an original.

         17.7 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties. However, nothing in this paragraph may be construed as consent by V2K to the assignment or transfer of this Agreement or any rights by Franchisee.

18.      LEGAL MATTERS

         18.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act).



                            FRANCHISE AGREEMENT - 30

         18.2 VENUE; SUBMISSION TO COURT; LIMITATION OF DAMAGES. Franchisee and V2K agree as follows:

         a. Any and all court proceedings arising from matters not subject to arbitration under the terms of this Agreement shall be brought only in the United States District Court for the State of Colorado (Denver, Colorado) or a state court of competent jurisdiction in Jefferson or Arapahoe County, Colorado, or in the City and County of Denver, Colorado; and V2K and Franchisee consent to the exercise of jurisdiction by such courts.

         b. The parties agree that all disputes submitted to the court pursuant to this Agreement shall be tried to the court sitting without a jury, subject to state law.

         c. No punitive or exemplary damages shall be awarded against either V2K or Franchisee, or any affiliates of either of them, in any proceeding arising under this Agreement, and all claims to such damages are waived.

         18.3 COSTS AND ATTORNEYS' FEES. The prevailing party in any action arising out of, or related, to this Agreement (including an action to compel arbitration) is entitled to recover all of its costs and expenses incurred in the action, including reasonable accounting, expert witness, attorneys' and arbitrator's fees, and costs of collecting monies owed, in addition to all other amounts and damages awarded. If both parties are awarded a judgment in any dollar amount, the court or arbitrator, as applicable, shall determine the prevailing party taking into consideration the merits of the claims asserted by each party, the amount of the judgment received by each party and the relative equities between the parties.

         18.4 INJUNCTIVE RELIEF. The parties agree that they have the right in the proper case to seek temporary or preliminary injunctive relief. The parties agree that they will not be required to post a bond to obtain any injunctive relief and that the only remedy if an injunction is entered will be the dissolution of such injunction.

19.      ARBITRATION

         a. Except for actions brought or related to Franchisee's use of the Proprietary Marks or V2K's copyrights, or to otherwise enforce the obligations of Franchisee under SECTION 7 of this Agreement (which actions V2K may, at its option, bring in a court of competent jurisdiction), all disputes, controversies, claims, causes of action and/or alleged breaches or failures to perform (collectively "DISPUTES") arising between the parties in connection with, or arising from, or with respect to: (1) any provision of this Agreement;
(2) the relationship of the parties; (3) the validity of this Agreement, or any provision thereof; or (4) any specification, standard or operating procedure relating to the establishment or operation of the Franchise business; shall be submitted on demand of either party for arbitration to the Denver, Colorado office of the Judicial Arbiter Group ("JAG"), or if JAG ceases to exist, to the American Arbitration Association ("AAA"), unless the parties agree on another organization. The arbitration proceedings shall be conducted in Denver, Colorado, will be heard by one arbitrator, and except as otherwise provided in this Agreement, shall be conducted in accordance with the then-current rules of JAG for commercial arbitration, or the Commercial Arbitration Rules of the AAA (as applicable).

         b. The arbitrator shall have the right to award or include in his or her award any relief which he or she deems proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from the due date), specific performance and



                            FRANCHISE AGREEMENT - 31
injunctive relief (but not punitive or exemplary damages). The award and decision of the arbitrator shall be conclusive and binding upon all parties and judgment upon the award may be entered in any court of competent jurisdiction. This agreement to arbitrate shall continue in full force and effect subsequent to and notwithstanding the termination or expiration of this Agreement.

         c. V2K and Franchisee agree that arbitration will be conducted on an individual basis only. Neither party shall commence any arbitration with a third party against the other, or join with any third party in any arbitration involving V2K and Franchisee. Further, neither V2K nor Franchisee shall attempt to consolidate or otherwise combine in any manner an arbitration proceeding involving V2K and Franchisee with another arbitration of any kind, nor shall V2K or Franchisee attempt to certify a class or participate as a party in a class action against the other. Notwithstanding the foregoing, if Franchisee controls, is controlled by, or is in active concert with another franchisee of V2K, or there is a guarantor of some or all of Franchisee's obligations to V2K, then the joinder of those parties to any arbitration between V2K and Franchisee shall be permitted; and in all events, the joinder of an owner, director, officer, limited liability company member or manager, partner or other representative or agent of V2K or Franchisee shall be permitted.

         d. Any party may apply to the arbitrator for reasonable discovery from the other. In this Agreement, "reasonable discovery" means a party may submit no more than ten interrogatories, including subparts, 25 requests for admission, 25 document requests, and three depositions per side.

         e. If either party violates the terms of this SECTION 19, the other party shall be entitled to seek injunctive relief in a court of law of proper jurisdiction in accordance with SECTION 18 of this Agreement, and if the prevailing party, shall be awarded its costs and expenses, including reasonable attorneys' fees, in the action.

20.      CAVEAT

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon Franchisee's ability as an independent business person, Franchisee's active participation in the daily affairs of the business, as well as other factors. V2K does not make any representation or warranty, express or implied, as to the potential success of the business venture contemplated hereby.

21.      SUBMISSION OF AGREEMENT

         The submission of this Agreement to Franchisee does not constitute an offer and this Agreement is effective and binding only upon the execution thereof by the President or other officer of V2K.

22.      CROSS DEFAULT; CROSS TERMINATION

         22.1 CROSS DEFAULT. A default by Franchisee under this Agreement will be deemed a default of all agreements between Franchisee and V2K. A default by Franchisee under any other agreement between V2K and Franchisee will be deemed a default under this Agreement. A default by the Guarantor(s) of this Agreement or any other agreement Guaranty of Contract, will be deemed a default of this Agreement.



                            FRANCHISE AGREEMENT - 32

         22.2 CROSS TERMINATION. If this Agreement is terminated as a result of a default by Franchisee, V2K may, at its option, elect to terminate any or all other agreements between Franchisee and V2K. If any other agreement between Franchisee and V2K is terminated as a result of a default by Franchisee, V2K may, at its option, elect to terminate this Agreement. It is agreed that an incurable or uncured default under this Agreement or any other agreement between Franchisee and V2K will be grounds for termination of this Agreement and/or any and all agreements between Franchisee and V2K, without additional notice or opportunity to cure.

23.      ACKNOWLEDGEMENTS

         A. FRANCHISEE ACKNOWLEDGES THAT: (1) FRANCHISEE OR ITS PRINCIPAL REPRESENTATIVE(S) ("YOU" OR "YOUR") HAVE CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FRANCHISE AND HAS BEEN AFFORDED THE OPPORTUNITY TO ASK QUESTIONS AND
REVIEW MATERIALS THAT YOU DEEM RELEVANT IN MARKING THE DECISION TO ENTER INTO THIS AGREEMENT AND ACQUIRE THE FRANCHISE; (2) YOU RECOGNIZE THAT THE BUSINESS VENTURE OF A V2K FRANCHISE INVOLVES BUSINESS RISKS, AND (3) THE SUCCESS OF THIS VENTURE, IF ANY, WILL BE LARGELY DEPENDENT UPON YOUR ABILITY AS AN INDEPENDENT BUSINESS PERSON. V2K EXPRESSLY DISCLAIMS THE MAKING OF, AND YOU ACKNOWLEDGE THAT YOU HAVE NOT RECEIVED ANY WARRANTY, GUARANTEE, CLAIM OR OTHER REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

         B. YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED TO RECEIVE ADVICE OF LEGAL COUNSEL AS TO ALL MATTERS RELATING TO THE DUE DILIGENCE REVIEW OF THE FRANCHISE, INCLUDING THE UNIFORM FRANCHISE OFFERING CIRCULAR AND FRANCHISE AGREEMENT.

         C. YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED, READ AND UNDERSTOOD THIS AGREEMENT. V2K HAS ACCORDED YOU AMPLE TIME AND OPPORTUNITY TO CONSULT WITH FINANCIAL ADVISORS OF YOUR OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT. YOU FURTHER ACKNOWLEDGE THAT NOTHING IN THIS AGREEMENT CREATES, OR SHALL BE DEEMED TO HAVE CREATED, A FIDUCIARY RELATIONSHIP BETWEEN V2K AND YOU.

         D. THIS AGREEMENT SUPERSEDES ANY AND ALL OTHER AGREEMENTS AND REPRESENTATION RESPECTING THE FRANCHISE AND CONTAINS ALL OF THE TERMS AND CONDITIONS OF THE PARTIES WITH RESPECT TO THE GRANT OF THE FRANCHISE.

         E. YOU REPRESENT THAT NEITHER FRANCHISEE NOR ANY OF ITS OFFICERS, DIRECTORS, MANAGERS, MEMBERS, OR PARTNERS (AS APPLICABLE) ARE SUBJECT TO U.S. EXECUTIVE ORDER 13224.

         F.       YOU  AND EACH AND  EVERY  SIGNER OF THIS  AGREEMENT  SEVERALLY
REPRESENTS AND WARRANTS THAT YOU HAVE RECEIVED A COPY OF V2K'S FRANCHISE OFFERING CIRCULAR AT THE EARLIER OF:



                            FRANCHISE AGREEMENT - 33

                  (1) THE FIRST PERSONAL MEETING BETWEEN V2K AND FRANCHISEE OR ITS PRINCIPAL REPRESENTATIVE(S);

                  (2) TEN (10) BUSINESS DAYS BEFORE THE SIGNING OF THIS AGREEMENT; OR

                  (3)     TEN (10) BUSINESS DAYS BEFORE ANY PAYMENT TO V2K.

         G. YOU AND EACH AND EVERY SIGNER OF THIS AGREEMENT SEVERALLY REPRESENTS AND WARRANTS THAT YOU HAVE RECEIVED A COPY OF THIS AGREEMENT, IN THE FORM INTENDED TO BE EXECUTED BY THE PARTIES, AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO THE SIGNING OF THIS AGREEMENT.

         H. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPART AND IF SIGNED BY ALL PARTIES ON SEPARATE DOCUMENTS, COPIES SHALL BE FULLY EXECUTED.


V2K WINDOW FASHIONS, INC.
                                        ----------------------------------------



By:                                     By:
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Print Name:                             Print Name:
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Title:                                  Title:
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                            FRANCHISE AGREEMENT - 34